Exhibit 10.1

CENTRAL VIRGINIA BANKSHARES, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Effective January 1, 2002

CENTRAL VIRGINIA BANKSHARES, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Table of Contents

  Page

ARTICLE I

DEFINITIONS AND USAGE

Section 1.1

Definitions

1

Section 1.2

Usage

4

ARTICLE II

GENERAL

Section 2.1

Effective Date

4

Section 2.2

Purpose

4

ARTICLE III

ELIGIBILITY AND PARTICIPATION

Section 3.1

Eligibility and Participation

5

ARTICLE IV

SUPPLEMENTAL BENEFIT

Section 4.1

Entitlement to Benefits

5

Section 4.2

Vesting and Forfeiture

5

Section 4.3

Supplemental Benefit

5

Section 4.4

Normal Form of Payment

5

Section 4.5

Optional Form of Payment

6

Section 4.6

Early Retirement Benefit

6

Section 4.7

Early Commencement of Early Retirement Benefit

6

Section 4.8

Change in Control Benefit

6

Section 4.9

General Limitations

6

ARTICLE V

DEATH AND DISABILITY BENEFITS

Section 5.1

Pre-Retirement Survivor Benefit

7

Section 5.2

Post-Retirement Survivor Benefit

7

Section 5.3

Disability Benefit

7

Section 5.4

Commencement of Disability Retirement Benefit

7

i

ARTICLE VI

ADMINISTRATION

Section 6.1

Company as Administrator

7

Section 6.2

Appointment of the Committee

8

Section 6.3

Appointment of Advisors

8

Section 6.4

Administrative Rules

8

Section 6.5

Duties

8

Section 6.6

Fees

8

ARTICLE VII

CLAIMS PROCEDURE

Section 7.1

General

9

Section 7.2

Denials

9

Section 7.3

Notice

9

Section 7.4

Appeals Procedure

10

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1

Amendment

11

Section 8.2

Termination

11

Section 8.3

Alienation

11

Section 8.4

Incapacity

12

Section 8.5

Successors and Assigns

12

Section 8.6

Limitation of Rights

12

Section 8.7

No Funding of Plan

12

Section 8.8

Severability

12

Section 8.9

Notification of Addresses

12

Section 8.10

Receipt and Release for Payments

13

Section 8.11

Headings

13

Section 8.12

Indemnification

13

Section 8.13

Small Payments

13

Section 8.14

Tax Withholding

13

Section 8.15

Responsibility for Legal Effect

13

Section 8.16

Successors, Acquisitions, Mergers, Consolidations

13

Section 8.17

Governing Law

13

Section 8.18

Bonding

              13

ii

ARTICLE I

DEFINITIONS AND USAGE

1.1

Definitions.

Wherever used in the Plan, the following words and phrases shall have the meanings set forth below unless the context plainly requires a different meaning:

•

“Administrator” means the person or persons described in Section 6.1 hereof.

•

“Bank” means Central Virginia Bankshares, Inc. and any successor thereto.

•

“Benefit Commencement Date” means the date a Participant begins to receive payment of his Supplemental Benefit under this Plan.

•

“Board” means the Board of Directors of the Company.

•

“Change in Control” means any one of the following events occurs:

(a)

Merger:  Central Virginia Bankshares, Inc. merges into or consolidates with another corporation, or merges another corporation into Central Virginia Bankshares, Inc., and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were the holders of Central Virginia Bankshares, Inc.’s voting securities immediately before the merger or consolidation, or

(b)

Acquisition of Significant Share Ownership:  a report on Schedule 13D or another form or schedule (other than Schedule 13G) is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial  owner of 15% or more of a class of Central Virginia Bankshares, Inc.’s voting securities (but this clause (b) shall not apply to beneficial ownership of voting shares of Central Virginia Bankshares, Inc. held by the Bank or another subsidiary of Central Virginia Bankshares, Inc. in a fiduciary capacity), or

(c)

Change in Board Composition: during any period of two consecutive years, individuals who constitute the Board of Directors of Central Virginia Bankshares, Inc. at the beginning of the two-year period cease for any reason to constitute at least a majority thereof; provided, however, that, for purposes of this clause (c), each director who is first elected by the Board (or first nominated by the Board for election by stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the period shall be deemed to have been a director at the beginning of the two-year period, or

(d)

Sale of Assets: Central Virginia Bankshares, Inc. sells to a third party substantially all of Central Virginia Bankshares, Inc.’s assets. For purposes of this Plan, sale of substantially all of Central Virginia Bankshares, Inc.’s assets includes sale of the Bank.

•

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

•

“Committee” means the person or persons appointed, from time to time, by the

Board of Directors.

•

“Company” means Central Virginia Bankshares, Inc. and any successor thereto. The

Company is the sponsor and the ERISA “named fiduciary” of the Plan.

•

“Compensation” means total compensation, including salary, incentive compensation, supplemental pay, and bonuses, but excluding commissions, paid to a Participant for personal services rendered to the Company without regard to any Compensation Limitation.

•

“Compensation Limitation” means $200,000 as adjusted to reflect cost-of-living increases by the Secretary of the Treasury or his delegate from time to time under section

401(a)(17) of the Code.

•

“Disability Retirement Date”  means, for a disabled Participant, the first day of the month coinciding with or next following the later of 1) the date of the Company’s final determination that the Participant is Disabled or 2) if applicable, the date that long-term disability income payments cease under the applicable Employer’s long-term disability income benefits plan (except in the case of the Participant’s prior or contemporaneous recovery from his or her Disability).

•

“Disability” or “Disabled”  means, the total and permanent incapacity of a Participant by reason of bodily injury, or physical or mental disease, to the extent that such incapacity prevents the Participant from performing his or her customary duties (or other comparable duties) with the Employer. Total and Permanent Disability shall exclude, however, any incapacity contracted, suffered, or incurred as a result of war, whether declared or undeclared, or any act of war, as a result of service in the Armed Forces or Uniformed Services of the United States, or while the Participant was engaged in, or resulted from his having engaged in, a criminal enterprise. The Total and Permanent Disability of the Participant shall be determined by the Administrator, in its sole discretion, upon the basis of competent medical evidence and upon the advice of one (1) or more duly licensed physicians selected by the Administrator, or the Administrator concurs with a disability determination made by a competent professional presented to it.

•

“Early Retirement Age” means age sixty (60).

•

“Early Retirement Date” means the first day of any month, prior to a Participant’s Normal Retirement Age, as of which the Participant has attained Early Retirement Age and elects to retire.

•

“Effective Date” means January 1, 2002.

•

“Eligible Employee” means an Executive Officer as defined by resolution of the Committee and approved by the Board of Directors.

•

“Employer” means the Company and any Participating Employer, or a participating subsidiary or division thereof, as set forth in Schedule C hereto.

•

“ERISA” or the “Act” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

•

“Final Compensation” means a Participant's highest annual Compensation for any Plan Year of the five Plan Years immediately prior to Separation from Service but shall not include Compensation earned after age 65.

•

“Named Fiduciary” means Central Virginia Bankshares, Inc.

•

“Net Present Value” means the present value of a future stream of cash flow or lump sum due at some point in the future reduced by the discount rate equal to the comparable U.S. Treasury Security (note-free) yield as of the month end nearest the calculation date.

•

“Normal Retirement Age” means age sixty-five (65).

•

“Normal Retirement Date” means the first day of the month coinciding with or next following the date the Participant reaches his or her Normal Retirement Age and elects to retire.

•

“Participant” means an Eligible Employee who is participating in the Plan in accordance with Section 3.1 hereof, as shown on Schedule A, and has not, for any reason, become ineligible to participate in the Plan.

•

“Participating Employer” means any subsidiary or affiliate of the Company that the Company has approved for participation in the Plan and that otherwise has approved and adopted the Plan.

•

“Period of Service” or “Service” means the later of the period commencing with the Participant’s service beginning on January 1, 2002, or the Participant’s Employment Date or Reemployment Date with an Employer, whichever is applicable, and ending on the Participant’s Termination of Employment.

•

“Plan” means the Central Virginia Bankshares, Inc. Supplemental Executive Retirement Plan.

•

“Plan Year” means the calendar year.

•

“Regulations” or “Treasury Regulations” means the federal income tax regulations, as promulgated by the Secretary of the Treasury or its delegate (as amended from time to time).

•

“Spouse” means the person to whom the Participant is legally married.

•

“Supplemental Benefit” means the benefit provided in accordance with Section 4.3 of the Plan.

•

“Termination of Employment” means that the Participant shall have ceased to be employed by the Company for any reason whatsoever, excepting a leave of absence approved by the Company. For purposes of this Plan, if there is a dispute over the employment status of the Participant or the date of termination of the Participant’s employment, the Company shall have the sole and absolute discretion to decide the dispute, unless a Change in Control shall have occurred.

•

“Years of Service”, for purposes of vesting, means the total number of whole years of a Participant’s Periods of Service accrued on or after January 1, 2002. However, a Participant shall be credited with as many as four (4) Years of  Service for employment with the Company prior to becoming a Participant. Such credit for prior service shall be indicated on Schedule B.

For purposes of determining a Participant’s Years of Service, all Periods of Service shall be aggregated (whether or not consecutive). Service shall be credited in one-half (½ ) Year of Service increments. For example, a Participant who was employed during a Plan Year on or before June 30 will be credited with one-half (½) Year of Service; a Participant who has a Termination of Employment on or after July 1 will be credited with one-half (½)Year of Service.

1.2

Usage. Except where otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and vice versa, and the definition of any term herein in the singular shall also include the plural and vice versa.

ARTICLE II

GENERAL

2.1

Effective Date. The provisions of the Plan shall be effective as of January 1,

2002. The rights, if any, of any person whose status as an employee of the Company and its subsidiaries and affiliates, if any, has terminated shall be determined pursuant to the Plan as in effect on the date such employee terminated, unless subsequently adopted provisions of the Plan are made specifically applicable to such person.

2.2

Purpose. The purpose of the Plan is to provide supplemental retirement income to a Participant. The Plan is intended to be (and shall be construed and administered as) an "employee pension benefit plan" under the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") which is unfunded and is maintained by the Company solely to provide retirement income to a select group of management or highly compensated employees as such group is described under sections 201(2), 301(a)(3), and 401(a)(1) of ERISA as interpreted by the U.S. Department of Labor. The Plan is not intended to be a plan described in section 401(a) of the Code or section 3(2)(A) of ERISA.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1

Eligibility and Participation. Eligibility for Plan participation shall be limited to those employees who otherwise constitute a select group of management and highly compensated employees of the Employer. The Board (or its authorized delegate) shall, in its sole discretion, designate whether and when an employee is eligible to participate in the Plan. An Eligible Employee, once designated by the Board in writing to participate in the Plan, shall become a Participant as of the first day of the Plan Year following the date of his or her designation by the Board (unless the Board specifically designates an earlier participation date for such Eligible Employee). An Eligible Employee who becomes a Participant shall remain a Participant unless and until the Board (or its authorized delegate) resolves that such employee is no longer eligible to participate in the Plan. Any action to remove a previously el igible employee shall be effective as of the later of: (i) the date the action is taken or (ii) the stated effective date of the action. An employee whose participation in the Plan is revoked and terminated shall be provided only those benefits to which he otherwise is entitled, under the terms of Article IV, as to participation through his or her termination of participation.

ARTICLE IV

SUPPLEMENTAL BENEFIT

4.1

Entitlement to Benefits. Except as otherwise provided, Plan benefits will be paid at retirement (as otherwise provided below) only to a Participant who has attained age sixty-five (65) and has been credited with eight (8)Years of Service under the Plan.

4.2

Vesting and Forfeiture. A Participant who has a Termination of Employment before Early Retirement Age and being credited with eight (8) Years of Service shall not be entitled to any benefit under the Plan.

4.3

Supplemental Benefit. Each Participant who satisfies the entitlement requirements provided in Article 4 of the Plan shall be entitled to an annual Supplemental Benefit beginning after his Normal Retirement pursuant to the Schedule of Benefits as approved by the Board of Directors from time to time, and attached hereto as Schedule B.

4.4

Normal Form of Payment. The normal form of payment of the Participant's

Supplemental Benefit shall be a series of equal monthly payments for the period of fifteen (15) years commencing on the Participant’s Normal Retirement Date.

4.5

Optional Form of Payment. In lieu of receiving the Supplemental Benefit as provided in Section 4.4, an employee may make an irrevocable written election, at least one year prior to his Normal Retirement Date, to receive his Supplemental Benefit in a lump sum payment equal to the Net Present Value of the Supplemental Benefit on the Participant’s Normal Retirement Date.

4.6

Early Retirement Benefit. Upon retirement as of his or her Early Retirement Date, a Participant shall receive a monthly retirement benefit that shall commence as of his or her Normal Retirement Date and be paid in accordance with either Section 4.4 or 4.5. The amount of such monthly retirement benefit shall be determined in accordance with Section 4.3 above as for Normal Retirement.

4.7

Early Commencement of Early Retirement Benefit. Alternatively, a Participant

may, at least one (1) year prior to attaining his Early Retirement Date, make an irrevocable, written election to receive payment of the Supplemental Benefit in the form of an Early Retirement Benefit commencing on the Participant’s Early Retirement Date. However, the Early Retirement Benefit, otherwise described above in Section 4.6, shall be reduced by .4167 % per month for the period of months that the Participant’s commencement of benefits precedes his or her Normal Retirement Date.

4.8

Early Retirement Benefit Payment Alternatives:  The normal form of payment to a

Participant that elects to receive his Supplemental Benefit on his Early Retirement Date will be a series of equal monthly payments for the period of fifteen (15) years commencing on the Participant’s Early Retirement Date. Alternatively, the Participant may make an irrevocable written election, at least one (1) year prior to attaining Early Retirement Date, to receive the Net Present Value of the normal form of benefit payment he would have received commencing on his Normal Retirement Date in the form of a lump-sum payment.

4.9

Change in Control Benefit.  Notwithstanding Section 4.2, upon the Participant’s Termination of Employment within three (3) years after a Change in Control, the Participant shall be fully vested in his Supplemental Benefit accrued to such date, and the Company shall pay the Participant the Supplemental Benefit in a single lump sum (which is the Net Present Value of such Supplemental Benefit) within ten (10) days following such Termination of Employment, without regard to whether the Participant has attained Early Retirement Age or Normal Retirement Age. For purposes of calculating the Net Present Value of the Participant’s Change in Control Benefit, either the Net Present Value assumptions approved by the Committee immediately prior to the Change in Control or the Net Present Value assumptions in effect on the date of the Participant’s Termination of Employment, whichever provides the greater Benefit, shall be utilized.

4.10

General Limitations.

Notwithstanding any provision of this Plan to the contrary, the Company shall not pay any benefit under this agreement if the Participant is removed from office or permanently prohibited from participating in the conduct of the Company’s affairs or the affairs of any of its subsidiaries by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. §§ 1818(e)(4) or (g)(1).

ARTICLE V

DEATH AND DISABILITY BENEFITS

5.1

Pre-Retirement Survivor Benefit. If an active Participant dies after having otherwise met the requirements to receive a Supplemental Benefit under this Plan (or a retired or vested terminated Participant dies prior to commencement of benefits) and the Participant is survived by his or her Spouse, a death benefit shall be payable under the Plan. The amount of the benefit shall be equal to the amount the Participant would have received if the Participant had retired immediately prior to his death (whether an Early Retirement or a Normal Retirement). Otherwise, if the Participant has no spouse (or the Spouse fails to survive the Participant), no death benefit is payable under the Plan.

5.2

Post-Retirement Survivor Benefit.  If a Participant dies after his Benefit

Commencement Date, then the balance of any installments of his Supplemental Benefit shall be paid to his Spouse over the remaining period. If the Participant has no Spouse (or the Spouse fails to survive the Participant) the balance of any installments shall be paid to the Participant’s designated beneficiary. If the Participant fails to designate a beneficiary, the Net Present Value of the remaining installments shall be paid to the Participant’s estate in a lump sum.

5.3

Disability Benefit. Upon retirement as of his or her Disability Retirement Date, a

Participant who has at least eight (8) Years of Service shall receive a Supplemental Benefit that otherwise shall commence as of his or her Normal Retirement Date and paid in accordance with Article IV. The amount of such Supplemental Benefit shall be determined in accordance with Section 4.3 above for Normal Retirement.

5.4

Commencement of Disability Retirement Benefit Prior to Normal Retirement Date. If a Disabled Participant’s Disability Retirement Date hereunder arises prior to the Participant’s Normal Retirement Date (such as for a Participant not eligible for disability income benefits through Age 65) then, for early commencement, the Disability Retirement Benefit otherwise calculated above shall be reduced .4167 % per month for the period of months that the Participant’s commencement of benefits precedes his or her Normal Retirement Date.

ARTICLE VI

ADMINISTRATION

6.1

Company as Administrator. The Company shall be the Administrator. The Administrator shall be the “named fiduciary” within the meaning of Section 402(c)(2) of ERISA.

6.2

Appointment of the Committee. The Company may appoint a Committee to administer the Plan. Any action by the Committee shall be determined by a vote of a majority of its members. Either the Chairman or the Secretary may produce or execute any certificate or other written action or direction on behalf of the Committee. The Chairman or any two (2) members may call meetings. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business.

6.3

Appointment of Advisors. The Company may appoint such legal counsel, consultants, accountants, record keepers, actuaries, auditors and other persons, as the Company deem necessary or appropriate for the proper administration of the Plan.

6.4

Administrative Rules. The Administrator may adopt such rules of procedure as it deems desirable for the conduct of its affairs, except to the extent that such rules conflict with the provisions of the Plan.

6.5

Duties. The Administrator shall have the following rights, powers and duties:

(a)

The decision of the Administrator in matters within its jurisdiction shall be final, binding and conclusive upon the Company and upon any other person affected by such decision, subject to the claims procedure hereinafter set forth.

(b)

The Administrator shall have the duty and authority to interpret and construe the provisions of the Plan, to decide any question that may arise regarding the rights of employees, Participants and beneficiaries, and the amounts of their respective interests, to adopt such rules and to exercise such powers as the Administrator may deem necessary for the administration of the Plan, and to exercise any other rights, powers or privileges granted to the Administrator by the terms of the Plan.

(c)

The Administrator shall keep a record of any formal actions taken, and shall keep such other records and accounts as may be necessary for the proper administration of the Plan. The Administrator shall be responsible for supplying such information and reports to the Internal Revenue Service, the U.S. Department of Labor and the Participants as required by law.

(d)

The Administrator shall cause the principal provisions of the Plan to be communicated to the Participants, and a copy of the Plan and other documents to be available at the principal office of the Company for inspection by the Participants at reasonable times determined by the Administrator.

(e)

The Administrator shall periodically report to the Board, no less frequently than annually, with respect to the status of the Plan.

6.6

Fees. Notwithstanding any compensation arrangements entered into between the Company and any Administrator member, no fee or compensation shall be paid to any person for service on the Committee with respect to the administration of the Plan.

ARTICLE VII

CLAIMS PROCEDURE

7.1

General. Any claim for benefits under the Plan shall be filed by the Participant, surviving spouse or beneficiary ("Claimant"), or his authorized representative, on the form prescribed for such purpose with the Administrator.

7.2

Denials. If a claim for benefits under the Plan is wholly or partially denied, notice of the decision shall be furnished to the Claimant by the Administrator within ninety (90) days after receipt of the claim by the Administrator. The Administrator may extend the determination period by an additional ninety (90) days for reasons beyond the control of the Administrator, provided the Claimant is notified in writing within the initial determination period of the reason for the extension and a date by which a determination is expected to be rendered.

Notice of a benefit decision based on any determination of the Participant’s Disability (whether or not adverse) shall be provided to the Claimant within forty-five (45) days after receipt of the claim by the Administrator. The Administrator may extend a determination based on the Participant’s Disability twice, each extension not to exceed thirty (30) days, provided the Claimant is notified in writing within the initial determination period of the reason for the extension and a date by which a determination is expected to be rendered.

7.3

Notice.

Any Claimant who is denied a claim for benefits shall be furnished written notice setting forth:

(a)

the specific reason or reasons for the denial;

(b)

specific reference to the pertinent provision of the Plan upon which the denial is based;

(c)

a description of any additional material or information necessary for the Claimant to perfect the claim; and

(d)

an explanation of the claim review procedure under the Plan.

If a Claimant’s benefit claim based on a determination of the Participant’s Disability is denied because of an internal rule, guideline or protocol, the notice shall either explain the internal rule, guideline or protocol upon which the determination was based, or advise the Claimant of his right to request of copy of such rule, guideline or protocol free of charge upon request.

7.4

Appeals Procedure. Generally, a Claimant has sixty (60) days from receipt of the denial notice described above to request a review of the claim denial. For claims based on a Participant’s Disability determination, the Claimant has one hundred and eighty (180) days to request a review. The request must be addressed to the Administrator at the Company's principal place of business. If the Claimant does not request a review of the Administrator’s determination within such allotted timeframes described above, the Claimant shall be barred and estopped from challenging the Administrator’s determination. The Claimant or the Claimant's duly authorized representative may, but need not, review and receive free copies of all relevant documents, records, or other information in the Administrator’s possession or control related to the claim in question.  The Claimant or the Claimant’s representative may submit written comments, documents, records, arguments and other information for consideration by the Administrator. All information submitted by the Claimant will be considered by the Administrator during the review process, regardless of whether such information was sub mitted or considered during the initial benefit determination.

A review of a claim based on a determination of a Participant’s Disability will not defer to the initial benefit determination and will not be conducted by the same individual that conducted the initial determination, or any subordinate of that individual. If a claim based on a determination of the Participant’s Disability was initially denied, in whole or in part, based on a medical judgment, a health care professional with training and experience in the field of medicine involved in the claim will be consulted by the Administrator during the review process. The health care professional consulted on review will not be the same health care professional consulted during the initial benefit determination, or any subordinate of that health care professional. Upon request, the Claimant will be provided with the names of any medical or vocational experts whose advice was obtained on behalf of the Plan in connection wit h the claim (even if the advice was not relied upon in rendering a determination).

A final decision as to the allowance or disallowance of the claim shall be made by the Administrator within sixty (60) days (forty-five (45) days for claims based on a Disability determination) of receipt of the appeal request. The Administrator may extend the review determination period by up to sixty (60) days (forty-five (45) days for claims based on a Disability determination) for reasons beyond the control of the Plan, provided the Claimant is provided with written notice of the extension before the end of the initial review determination period. The notice must include an explanation of the reason for the extension and a date the final determination is expected. The Administrator will render a final written determination communicated in a manner calculated to be understood by the Claimant. If the claim is denied in whole or in part, the notice will include the specific reasons for the determination and spe cific references to the Plan provisions upon which it is based.

If, upon review, a claim for disability retirement benefits is denied in whole or in part based on an internal rule, guideline, or protocol, the Claimant’s denial notice will either explicitly state the rule, guideline, or protocol so relied upon, or, alternatively, will advise the Claimant of his right to receive a copy of same free of charge upon request. If the disability claim is denied based on a medical necessity or experimental treatment, or other similar exclusion or limitation, the notice must explain such reasons to the Claimant. Alternatively, the Claimant may be advised of his right to receive a copy of such explanation free of charge upon request.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.1

Amendment. The Company reserves the right to amend the Plan in any manner that it deems advisable by a resolution of the Board, which shall be communicated to Participants not later than sixty (60) days following the effective date of such amendment. No amendment shall, without the Participant's consent, affect the amount of the Participant's Supplemental Benefit at the time the amendment becomes effective or the right of the Participant to receive a Supplemental Benefit after the Participant has met the entitlement requirements provided in Section 4.1 of the Plan.

8.2

Termination. The Company reserves the right to terminate the Plan at any time by resolution of the Board, which shall be communicated to Participant not later than sixty (60) days following the effective date of such amendment. No termination shall, without the consent of the Participant, affect the amount of the Participant's Supplemental Benefit prior to the termination of the right of the Participant to receive a Supplemental Benefit after the Participant has met the entitlement requirements provided in Section 4.1 of the Plan.

8.3

Alienation.

(a)

Subject to the exceptions provided below or as required by applicable law,

no benefit that shall be payable hereunder to any person (including a Participant, Spouse or Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assign, pledge, encumbrance, charge or attachment. Subject to the exceptions provided below or as required by applicable law, any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or attach any benefit payable hereunder shall be void. Subject to the exceptions provided below or as required by applicable law, no such benefit shall be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person.

(b)

Section 8.3(a) above shall not apply to any valid lien or offset imposed by the United States Internal Revenue Service in accordance with Code Section 6331.

(c)

Section 8.3(a) above shall not apply to any valid lien or offset imposed by the Company or other Employer with respect to a debt owed to the Company of the Employer by the Participant, Spouse or Beneficiary.

8.4

Incapacity. If the Committee determines, or concurs with a determination by a competent professional presented to it, that any person to whom such benefit is payable is incompetent by reason of physical or mental disability, the Committee may cause the payments becoming due to such person to be made to another for his benefit. Payments made pursuant to this Section shall, as to such payment, operate as a complete discharge of the Plan, the Company and the Committee.

8.5

Successors and Assigns. The provisions of the Plan are binding upon and inure to the benefit of the Company, its respective successors and assigns, and the Participant and his beneficiaries, heirs, legal representatives, and assigns.

8.6

Limitation of Rights. This Plan shall not be deemed to constitute a contract of employment between any Employer and any Participant or employee (or be deemed consideration or an inducement for the employment of any Participant or employee). Nothing contained in this Plan shall be deemed to give any Participant or employee the right to be retained in the service of any Employer or interfere with the right of any Employer to discharge any Participant or employee at any time, regardless of the effect that such discharge may have upon such Participant or employee under this Plan.

8.7

No Funding of the Plan. Any liability of the Company to any Participant with respect to any benefit payable hereunder shall be based solely upon any contractual obligation created under the Plan. No obligation hereunder shall be deemed secured by any pledge or encumbrance upon any specific assets of the Company. No Participant shall have any rights under the Plan, other than those of a general, unsecured creditor of the Company. Any assets that may be segregated or otherwise identified by the Company for the purpose of paying benefits under the Plan nevertheless remain general assets of the Company (and subject to the claims of the general creditors of the Company). The Company may reserve (through a “rabbi trust” or similar arrangement) such funds as the Company may determine is necessary to provide the benefits accrued under the Plan. Any funds the Company so reserved may be kept i n cash, invested or reinvested.

8.8

Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

8.9

Notification of Addresses. Each Participant shall file with the Committee, from time to time, in writing, the post office address of the Participant, the post office address of each Beneficiary, and each change of post office address. Any communication, statement or notice addressed to the last post office address filed with the Committee (or if no such address was filed with the Committee, then to the last post office address of the Participant or beneficiary as shown on the Company's records) shall be binding on the Participant and each beneficiary for all purposes of the Plan and neither the Committee nor any Company shall be obliged to search for or ascertain the whereabouts of any Participant or beneficiary.

8.10

Receipt and Release for Payments. Any payment to a Participant, Spouse or

Beneficiary, or his or her legal representative, guardian or committee, in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Committee of the Company (either or whom may require such person, as a condition precedent to payment, to execute a receipt and release of the Committee and the Company in a form determined by the Committee and the Company).

8.11

Headings. The headings and subheadings of this Plan have been inserted for convenience of reference (and are to be ignored in any construction of the provisions hereof).

8.12

Indemnification. The Company shall indemnify and hold harmless each person who may serve on the Committee from any and all claims, loss, damages, expenses (including attorney’s fees) and liability (including any amounts paid in settlement) arising from any act or omission of such person or persons, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such person.

8.13

Small Payments. If the present value of the benefits payable to any Participant,

Spouse or Beneficiary is less than $5,000, as determined by the Committee, the Committee, in its sole discretion, may pay such remaining benefit in a single lump sum payment.

8.14

Tax Withholding. The Company shall withhold from any payment made by it under the Plan such amount or amounts as may be required for purposes of complying with the tax withholding or other provisions of the Internal Revenue Code of 1986, as amended, the Social Security Act, as amended, or any federal, state or local income or employment tax provision; or otherwise, for purposes of paying any estate, inheritance or other tax attributable to any amounts payable hereunder.

8.15

Responsibility for Legal Effect. Neither the Committee nor the Company makes any representations or warranties, express or implied, or assumes any responsibility concerning the legal, tax, or other implications or effects of this Plan.

8.16

Successors, Acquisitions, Mergers, Consolidations. The terms and conditions of the Plan inure to the benefit of, and bind, the Company and the Participants, and their successors, assigns and personal representatives.

8.17

Governing Law. The Plan shall be subject to and construed in accordance with the laws of the Commonwealth of Virginia to the extent not preempted by the provisions of ERISA.

8.18

Bonding.  The Committee and all agents and advisors employed by it shall not be required to be bonded, except as otherwise required by ERISA.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer.

CENTRAL VIRGINIA BANKSHARES, INC.

By

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